EXHIBIT 10.1

MERGER AGREEMENT

This Agreement made as of the 3RD day of FEBRUARY, 2013 (“Agreement”), by and between SHAREWELL CAPITAL GROUP a ___________________ (SWC) corporation, with an address at ATLANTA, GEORGIA, ____________________________________________________________________ and Artemis Acquisition Corp. a   Delaware corporation (the “Corporation - AAC”).

W I T N E S S E T H:

WHEREAS, SWC is the record owner and holder of approximately 89,000,000 of the issued and outstanding Common Shares, par value $.0001 par value (the “Shares”), of the Corporation;

WHEREAS, AAC desires to merge with SWC and be issued 407,000,000, 81% of the Corporation’s AUTHORIZED shares as of the date of this Agreement and SWC desires to merge into AAC upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the merger of the Corporation, it is hereby agreed, as follows:

1.            SHARES.  Subject to the terms and conditions of this Agreement, AAC agrees to accept at the Closing and the SWC agrees at the Closing that 407,000,000 shall be issued to AAC for AAC to complete the merger of the two Corporations in exchange for such shares.

2.           EXCHANGE OF SHARES.  At the signing of this Agreement, SWC agrees to cause the  shares to be issued to AAC in exchange for such merger of the two corporations to take place. Such that, upon consummation of the transactions contemplated by this Agreement, the NEW Corporation AAC shall become the wholly surviving corporation of the merger.

3.           CLOSING.  The closing shall take place on or before February 15, 2013; at such time and place as  mutually agree upon orally or in writing (which time and place are designated as the “Closing”).  At Closing, SWC shall deliver to AAC Shares and SWC will immediately deliver the following to AAC: (A) the certificates representing the Shares transferred hereunder, duly endorsed for transfer to  AAC or accompanied by appropriate stock powers, (B) the original of the Certificate of Incorporation and bylaws, (C) all corporate books and records (including all accounting records to date); and (D) written resignations of incumbent directors and officers of the Corporation.

4.           REPRESENTATIONS AND WARRANTIES OF SELLER.  SWC hereby represents and warrants to AAC that:

(i)
Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of _______________________ and has the corporate power and authority to carry on the business it is now being conducted.  Corporation and/or SWC does not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii)	SWC has made its financial information available to AAC;
(iii)
There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against SWC and/or SWC’s or against any SWC employee, officer, director or stockholder of Corporation.  Additionally, SWC is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

(iv)	The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;
(v)
The Corporation  does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans;

(vi)
No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or SWC or anyone acting on behalf of the Corporation and/or SWC;

(vii)
The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments.  Neither the execution, delivery or performance of this Agreement (A) violates the Corporation’s by-laws, Certificate of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act of 1933, as amended (“Act”) or other applicable state securities laws;

(viii)
This Agreement has been duly executed and delivered by SWC’s constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or SWC is a party or by which they are bound;

(ix)	SWC is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;
(x)
SWC warrants that the Corporation being transferred shall be transferred with no liabilities and shall defend and hold AAC and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of SWC or the Corporation prior to, or during the closing contemplated by this MERGER AGREEMENT; and

(xi)	SWC will cause all current officers and directors of the Corporation to resign at the Closing.

5.           REPRESENTATIONS AND WARRANTIES OF AAC.  AAC hereby represents and warrants to SWC that:

(i)
AAC has the power and authority to execute and deliver this Agreement, to perform it’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AAC and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii)
The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which AAC is a party or by which AAC is bound;

(iii)	At no time was AAC presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,
(iv)
AAC  is acquiring these Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

(v)	AAC is an "accredited investor" as defined under Rule 501 under the Securities Act.
(vi)	Purchaser hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

6.           NOTICES.  Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

SWC Address:

AAC Address:	Artemis Acquisition Corp.
897 Fording Island Rd #411
Bluffton, SC 29910

7.           GOVERNING LAW.  This Agreement shall be interpreted and governed in accordance with the laws of the State of Delaware.   The parties herein waive trial by jury.  In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8.           CONDITIONS TO CLOSING.  The Closing is conditioned upon the fulfillment by the SWC of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9.           SEVERABILITY.  In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

10.           ENTIRE AGREEMENT.  This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

11.           INVALIDITY.  If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, paragraph, section or part of this Agreement.

12.           GENDER AND NUMBER; SECTION HEADINGS.  Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13.           AMENDMENTS.  No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

14.           ASSIGNMENT.  Neither party may assign this Agreement without the express written consent of the other party.  Any agreed assignment by the parties shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15.           CLOSING DOCUMENTS.  SWC and AAC agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement.  This paragraph shall survive the Closing and if necessary the parties agree to fully execute additional documents if needed without delay of any nature to complete this merger Agreement which has been executed by and between the parties below to this Agreement.

16.           EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17.           FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18.           PUBLICITY.   Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof. It is further agreed to by the parties that no public notice will be released until this document has been fully reviewed and accepted by each parties legal firm and financial advisors and any changes that may be needed to this document have been fully corrected and agreed to be each of the parties to this Agreement, their legal firm and or financial advisors and it is agreed that if such release would be made prior to the parties agreeing that the same may be released such a public news release would be grounds for this Agreement to be terminated by the party not releasing the news release prior to the proper and agreed release date.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

ARTEMIS ACQUISITION CORP.

By:	/s/
PETER IODICE
Chairman and President
(PURCHASER)

SHAREWELL CAPITAL GROUP:

/s/
Signatue

Printed NAME below:

TITLE:
(SWC)

Witnessed by:
Printed Name: